                                                                     EX. 10.17
                                    CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR
                               PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24B-2
                         UNDER THE SECURITIES EXCHANGE AC TO 1934, AS AMENDED.


                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT dated as of January 21, 1998 between ENDOREX CORP., a Delaware corporation (the "Company"), and ELAN INTERNATIONAL SERVICES, LTD., a Bermuda corporation ("EIS").


                                R E C I T A L S:

                  A. The Company desires to issue and sell to EIS, and EIS desires to purchase from the Company, on the Closing Date (as defined below),
(i) 307,692 shares (the "Initial Common Stock") of the Company's common stock, par value $.001 per share (the "Common Stock"), and (ii) a warrant to acquire an aggregate of 230,770 shares (subject to adjustment) of Common Stock, in the form attached hereto as Exhibit A (the "Warrant"), the Initial Common Stock and the Warrant together to be sold for aggregate consideration of $2,000,000, and (iii) 80,100 shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock"; together with the Common Stock and the Warrant, the "Securities"), which shall be issued to EIS pursuant to the Certificate of Designations in the form attached hereto as Exhibit B (the "Certificate of Designations") for aggregate consideration of $8,010,000, all to be paid by wire transfer of immediately available funds by EIS to the Company on the Closing Date.

                  B. The Company and EIS have caused to be formed Endorex Vaccine Delivery Technologies, Inc., a Delaware corporation ("Newco"), for the purpose of researching, developing and commercializing certain technologies relating to oral and muscosal vaccine delivery based on technology to be licensed to Newco by affiliates of EIS and the Company. The initial stockholders in Newco shall be the Company and EIS. The parties intend, as provided herein, that the proceeds of the issuance of Series B Preferred Stock shall be applied by the Company solely to fund the Company's initial investment in Newco.

                  C. The Company and EIS are executing and delivering on the date hereof a Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement"; together with this Agreement, the Securities, and each other document or instrument executed and delivered in connection with the transactions contemplated hereby, including in connection with the initial formation and capitalization of Newco, the "Transaction Documents") in respect of the purchase of Initial Common Stock and the Common Stock underlying the Series B Preferred Stock and the Warrant.

                               A G R E E M E N T:

                  The parties agree as follows:

                  SECTION 1. Closings. (a) Time and Place. The closing of the transactions contemplated hereby (the "Closing") shall occur no later than the tenth day following receipt by the parties of notice of the expiration or termination of the applicable HSR (as defined below) waiting period, if any (the "Closing Date"), at the offices of counsel to EIS or such other place as the parties may agree, but in any event, the Closing Date shall occur on or prior to March 31, 1998. If the Closing Date shall not have occurred on or prior to such date for any reason, either party shall have the right, upon written notice to the other, to terminate this Agreement and the transactions contemplated hereby, so long as such terminating party shall not be in material default hereunder.

                  (b) Issuance of Securities. At the Closing, (x) the Company shall issue and sell to EIS, and EIS shall purchase from the Company the Initial Common Stock and the Warrant, upon the terms and subject to the conditions set forth herein, for an aggregate purchase price of $2,000,000, and (y) the Company shall issue and sell to EIS, and EIS shall purchase from the Company the Series B Preferred Stock, for an aggregate purchase price of $8,010,000.

                  (c) Delivery. At the Closing, EIS shall pay the purchase price for the Initial Common Stock, the Warrant and the Series B Preferred Stock by wire transfer of immediately available funds to an account or accounts designated by the Company and the parties hereto shall execute and deliver to each other, as applicable: (i) a certificate or certificates for the shares of the Initial Common Stock; (ii) the Warrant; (iii) a certificate or certificates for the shares of Series B Preferred Stock; (iv) certificates as to the incumbency of the officers executing this Agreement and each of the other documents or instruments executed in connection herewith; and (v) each of the other documents or instruments executed in connection herewith. In addition, at the Closing, the Company shall cause to be delivered to EIS an opinion of counsel in form attached hereto as Exhibit D.

                  (e) Exemption from Registration. The Securities will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended; accordingly, the certificates evidencing the Securities shall, upon issuance, contain the following legend:

                  THE SECURITIES REPRESENTED HEREBY HAVE NOT
                  BEEN REGISTERED UNDER THE SECURITIES ACT OF
                  1933 AND MAY NOT UNDER ANY CIRCUMSTANCES BE
                  SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF
                  WITHOUT AN EFFECTIVE REGISTRATION
                  STATEMENT FOR SUCH SECURITIES UNDER THE
                  SECURITIES ACT OF 1933 AND ANY APPLICABLE
                  STATE SECURITIES LAWS OR AN OPINION OF

                  COUNSEL SATISFACTORY TO THE CORPORATION
                  THAT REGISTRATION IS NOT REQUIRED UNDER SUCH
                  ACT OR APPLICABLE STATE SECURITIES LAWS.

                  (f) Registration Rights Agreement. On the date hereof, the Company and EIS are each executing and delivering the Registration Rights Agreement, covering the shares of the Initial Common Stock, as well as any Common Stock issuable upon conversion, exercise or exchange of any of the Securities.

                  SECTION 2. Representations and Warranties of the Company. The Company hereby represents on behalf of itself and, as applicable, its subsidiaries and affiliates:

                  (a) Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. The Company is qualified and in good standing to do business in jurisdictions set forth on Schedule 2(a), which constitute all of the jurisdictions in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect (as defined below) on the business, prospects, properties or condition (financial or otherwise) of the Company.

                  (b) Capitalization. (i) The authorized capital stock of the Company as of December 31, 1997 consisted of 50,000,000 shares of Common Stock, of which 9,736,641 were issued and outstanding, and 500,000 shares of Preferred Stock, of which 100,000 are designated as Series A Junior Participating Preferred Stock, none of which were issued or outstanding.

                  (ii) Except as set forth in Schedule 2(b) and in the Company's filings with the Securities and Exchange Commission (the "SEC Filings"), as of the Closing Date there are no options, warrants or other rights outstanding to purchase, subscribe for or otherwise acquire, or any securities convertible into, any of the Company's authorized capital stock. Other than as set forth in this Agreement and as described in Schedule 2(b), there are no agreements, arrangements or understandings concerning the voting, acquisition or disposition of any of the Company's outstanding securities to which the Company is a party or of which it is otherwise aware, and, other than as set forth in Schedule 2(b) or in the Registration Rights Agreement, there are no agreements to register any of the Company's outstanding securities under the U.S. Federal securities laws.

                  (iii) All of the outstanding shares of capital stock of the Company have been issued in accordance with applicable state and federal laws and regulations governing the sale and purchase of securities, all of such shares of have duly and validly issued and are fully paid and non-assessable, and none of such shares carries preemptive or similar rights.

                  (c) Authorization of Transaction Documents. The Company has full corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents, and to perform its obligations hereunder and thereunder. Execution, delivery and performance by the Company of the Transaction Documents (including the issuance and sale of the Securities) have been authorized by all requisite corporate actions by the Company; and the Transaction Documents (including the issuance and sale of the Securities) have been duly executed and delivered by the Company are the valid and binding obligations of the Company, enforceable against each in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and except as enforcement of rights to indemnity and contribution hereunder and thereunder may be limited by U.S. Federal or state securities laws or principles of public policy.

                  (d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents (including the issuance and sale of the Securities), and compliance with the provisions thereof by the Company, will not
(i) violate any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body applicable to the Company or any of their respective properties or assets or (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of, any Encumbrance (as defined below) upon any of the properties or assets of the Company under its Certificate of Incorporation, as amended, its Certificate of Designations (in the form to be filed as provided herein) or By-laws, or any material contract to which the Company is a party, except where such violation, conflict or breach would not, individually or in the aggregate, have a Material Adverse Effect on the Company (as used in connection to either of them, a "Material Adverse Effect"). As used herein, "Encumbrance" shall mean any liens, charges, encumbrances, equities, claims, options, proxies, pledges, security interests, or other similar rights of any nature, except for such conflicts, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (e) Approvals. Except as set forth on Schedule 2(e), no material permit, authorization, consent or approval of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of the Transaction Documents (including the issuance and sale of the Securities) by the Company or Newco. There is no approval of the Company's stockholders required under applicable laws in connection with the execution and delivery the Transaction Documents or the consummation of the transactions contemplated thereby, including the filing of the Certificate of Designations and the issuance of the Securities.

                  (f) Filings, Taxes and Financial Statements. (i) The Company has filed its annual report on Form 10-K for the transition period ended December 31, 1996 (the "Annual Report"), its related proxy materials and its quarterly report on Form 10-Q for the quarter ended September 30, 1997 (the "Quarterly Report") with the Securities and Exchange Commission and any other required person or entity (governmental or otherwise) in a timely manner and as otherwise required by applicable laws and regulations, including the federal securities acts. The audited financial statements of the Company for the transition period ended December 31, 1996 included in the Annual Report (the "Audited Financial Statements"), and the Company's unaudited balance sheet for the period ending September 30, 1997, together with the accompanying statements of operations and cash flows including the notes thereto (the "September Financial Statements"; collectively, with the Audited Financial Statements, the "Financial Statements") are accurate and complete in all material respects and fairly present the financial condition of the Company as at the dates thereof and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be otherwise indicated in such financial statements or the notes thereto), subject, in the case of the September Financial Statements, to normal year-end audit adjustments (which shall not be material in the aggregate) and the absence of footnote disclosures.

                  (ii) The Company has filed in a timely manner all material federal, state, local and foreign tax returns, reports and filings (collectively, "Returns"), including income, franchise, property and other taxes, and has paid or accrued the appropriate amounts reflected on such Returns. None of the Returns have been audited or challenged, nor has the Company received any notice of challenge nor have any of the amounts or other data included in the Returns been challenged or reviewed by any governmental authority.

                  (iii) Except as listed in Schedule 2(f), which sets forth a true and accurate list and description of any such plans maintained or sponsored by the Company or to which the Company is required to make contributions, the Company does not maintain, sponsor, is not required to make contributions to or otherwise have any liability with respect to any pension, profit sharing, thrift or other retirement plan, employee stock ownership plan, deferred compensation, stock ownership, stock purchase, performance share, bonus or other incentive plan, severance plan, health or group insurance plan, welfare plan, or other similar plan, agreement, policy or understanding (whether written or oral), whether or not such plan is intended to be qualified under Section 401(a) of the Code, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, which plan covers any employee or former employee of the Company.

                  (g) Absence of Changes. Except as set forth on Schedule 2(g), since September 30, 1997, there has not been (a) any material adverse change in the business, properties, condition (financial or otherwise), operations or prospects of the Company; (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, condition (financial or otherwise), operations or prospects of the Company; (c) any declaration, setting aside or payment of any dividend or other distribution or payment (whether in cash, stock or property) in respect of the capital stock of the Company, or any redemption or other acquisition of such stock by the Company; (d) any disposal or lapse of any trade secret, invention, patent, trademark, trademark registration, service mark, service mark registration, copyright, copyright registration, or any application therefor or filing in respect thereof; (e) loss of the services of any of the key officers or key employees of the Company; (f) any incurrence of or entry into any liability, mortgage, lien, commitment or transaction, including without limitation, any borrowing (or assumption or guarantee thereof) or guarantee of a third party's obligations, or capital expenditure (or lease in the nature of a conditional purchase of capital equipment) in excess of $50,000; or (g) any material change by the Company in accounting methods or principles or (h) any change in the assets, liabilities, condition (financial or otherwise), results or operations or prospects of the Company from those reflected on the Quarterly Report, except changes in the ordinary course of business that have not, individually or in the aggregate, had a Material Adverse Effect.

                  (h) No Liabilities. Except as set forth in the SEC Filings or
Schedule 2(h), neither the Company nor Newco nor any of their respective subsidiaries has incurred or suffered any liability or obligation, matured or unmatured, contingent or otherwise, except in the ordinary course of business that have not, individually or in the aggregate, had a Material Adverse Effect.

                  (i) Properties and Assets; Etc. (i) The Company does not own any interest in real property, and (ii) the Company owns or has the right to use pursuant to license, sub-license, agreement or permission all Intellectual Property necessary for the operation of its business as presently conducted, including patents, patent applications, continuations, continuations-in-part, extensions, trademarks and trademark applications, know-how and other intellectual property, as reflected in the Financial Statements, subject in each case, to no Encumbrances required to be disclosed in the Financial Statements except as set forth therein. Except as set forth on Schedule 2(i), (i) all of the Company's patents, trademarks, service marks, trade names, and copyrights which are owned by the Company are owned free and clear of all liens, claims and encumbrances and are valid and duly issued or existing; none of the Company's rights in or use of such patents, trademarks, service marks, trade names or copyrights has been or is currently being threatened to be, challenged; to the Company's knowledge, without makng any inquiry other than those, if any, routinely conducted by the Company in the ordinary course of business, no current or currently planned product based upon the Company's intellectual property would infringe any patent, trademark, service mark, trade name or copyright of any other person or entity issued or pending on the Closing Date if the Company were to distribute, sell or manufacture such products; and the Company is not aware, after due inquiry, of any actual or threatened claim by any person or entity alleging any infringement by the Company of a patent, trademark, service mark, trade name or copyright possessed by such Person; (ii) all of such patents, trademark registrations, service mark registrations, trade name registrations and copyrights and copyright registrations, whether foreign or domestic, have been duly issued and have not been canceled, abandoned, or otherwise terminated; and (iii) all of the Company's patent applications, trademark applications, service mark applications, trade name applications and copyright applications have been duly filed.

                  (ii) Each of the Contracts listed as an exhibit to the Company's Annual Report is a legal and valid agreement binding upon each of the parties thereto and is in full force and effect and, to the best knowledge of the Company, there is no breach or default by any party thereunder. Such Contracts constitute all material agreements, arrangements or understandings required to be included in such Annual Report under Securities and Exchange Commission regulations promulgated in connection therewith.

                  (iii) The Company has and maintains adequate and sufficient insurance, including liability, casualty and products liability insurance, covering risks associated with its business, properties and assets, including insurance that is customary for companies similarly situated.

                  (iv) The Company, its business and properties and assets are in compliance, in all material respects, with all applicable laws and regulations, including without limitation, those relating to (a) health, safety and employee relations, (ii) environmental matters, including the discharge of any hazardous or potentially hazardous materials into the environment, and (iii) the development, commercialization and sale of pharmaceutical and biotechnology products, including all applicable regulations of the U.S. Food and Drug Administration and comparable foreign regulatory authorities.

                  (j) Legal Proceedings, etc. There is no legal, administrative, arbitration or other action or proceeding or governmental investigation pending or threatened against the Company, or any director, officer or employee of the Company, which is required to be described in the Company's SEC Filings and is not so described. The Company is not in violation of or default under, any material laws, judgments, injunctions, orders or decrees of any court, governmental department, commission, agency, instrumentality or arbitrator applicable to its business.

                  (k) Disclosure. The Company's SEC Filings and the representations and warranties set forth herein and the Transaction Documents, when viewed collectively, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein and therein not misleading.

                  (l) Brokers or Finders. Other than as set forth on Schedule 2(l), the Company has not retained any investment banker, broker or finder in connection with the transactions contemplated by the Transaction Documents; and the Company agrees to indemnify and hold EIS harmless against any liability, settlement or expense arising out of, or in connection with, any claim related thereto.

                  SECTION 3. Representations,Warranties and Covenants of EIS. EIS hereby represents, warrants and covenants to the Company as follows:

                  (a) Organization. EIS is a corporation duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite corporate power and authority to own and lease its properties, to carry on its business as presently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. EIS is qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted or the property owned by it requires such qualification, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the business or condition

(financial or otherwise) of EIS.

                  (b) Authorization of Agreement. EIS has full legal right, power and authority to enter into this Agreement and purchase and accept the Note, and perform its obligations hereunder, which have been duly authorized by all requisite corporate action. This Agreement and the purchase of the Note are the valid and binding obligations of EIS, enforceable against them in accordance with their terms.

                  (c) No Conflicts. The execution, delivery and performance by EIS of this Agreement, the purchase and acceptance of the Note and compliance with provisions hereof by EIS, will not (i) violate any provisions of applicable law, statute, rule or regulation applicable to EIS or any ruling, written, injunction, order, judgment or decree of any court, arbitration, administrative agency of other governmental body applicable to EIS of any of its properties or assets or (ii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with notice or lapse of time to both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Encumbrance upon any of the properties or assets of EIS under the Certificate of Incorporation or By-laws of EIS or any material contract to which EIS is party, except where such violation conflict or breach would not, individually or in the aggregate, have a material adverse effect on EIS.

                  (d) Approvals. No permit, authorization, consents or approval of or by, or any notification of or filing with, any person or entity (governmental or otherwise) is required in connection with the execution, delivery or performance of this Agreement or the Note (including the funding and acceptance thereof) by EIS.

                  (e) Investment Representations. (i) EIS is sophisticated in transactions of this type and capable of evaluating the merits and risks of the transactions described herein and in the other Transaction Documents, and has the capacity to protect its own interests. EIS has not been formed solely for the purpose of entering into the transactions described herein and therein and is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for sale in connection with, any distribution of any part thereof; provided, that EIS shall be permitted to convert or exchange such Securities and/or transfer them as permitted herein and under applicable law.

                  (ii) Nothing contained in this Section 3(e) shall limit any of the Company's representations or warranties or limit EIS's recourse in respect thereof.

                  (iii) Other than as set forth on Schedule 3(e)(iii), EIS has not retained any investment banker, broker or finder in connection with the transactions contemplated by the Transaction Documents; and EIS agrees to indemnify and hold the Company harmless against any liability, settlement or expense arising out of, or in connection with, any claim related thereto.

              (f) Standstill. EIS shall not, for a period of [****] from the Closing Date, without

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the prior written approval of the Company's board of directors, (i) acquire any of the Company's Common Stock (or securities exchangeable, convertible or exercisable therefor) other as contemplated herein, (ii) enter into any merger, consolidation or similar transaction with the Company, (iii) otherwise attempt to influence such board of directors or the Company's stockholders to effect a merger, consolidation, sale or all or substantially all of its assets or business or (iv) make any public announcement relating to (i), (ii) or (iii) above; provided, that the foregoing shall not be applicable in the event that any person or group not affiliated with EIS (as defined in the regulations under the Securities Exchange Act of 1934) (A) acquires 5% or greater of the Company's Common Stock (or any such exchangeable, convertible or exercisable securities) or (B) otherwise attempts to influence the board of directors of Endorex with respect to a merger, consolidation, asset sale or similar transaction or (C) indicates publicly its intention to effect any transaction in (A) or (B).

                  SECTION 4. Covenants of the Company. (a) Non-Disclosure. From and after the date hereof, the Company shall not disclose to any person or entity (other than its directors, officers and agents who need to know such information in connection with the transactions described herein and the other Transaction Documents (each of whom shall be informed of this confidentiality provision) the content of this Agreement or any of the other Transaction Documents or the substance of the transactions described herein, without the prior written consent of EIS, except to the extent required by applicable laws or administrative or judicial process, pursuant to arrangements with financial, accounting or legal advisors, or in respect of press releases and periodic publicly-filed reports prepared in good faith by the Company; provided, that the Company shall provide EIS with a reasonable opportunity to review and approve such releases or reports.

                  (b) Board of Directors. For as long as EIS shall own [****] of the Common Stock, [****], EIS shall be entitled to nominate a director (the "EIS Director"), and the Company shall use its best efforts to cause the EIS Director to be elected to the Company's board of directors, including by including the EIS Director in the management slate of directors at each meeting of stockholders at which an election of directors occurs.

                  (c) Fully-diluted Stock Ownership. Notwithstanding any other provision of this Agreement, in the event that EIS shall have determined that at any time it (together with its Affiliates, if applicable) holds or has the right to receive Common Stock (or securities or rights, options or warrants exercisable, exchangeable or convertible for or into Common Stock) representing in the aggregate in excess of 19.9% of the Company's outstanding Common Stock (assuming any such exercise, exchange or conversion, but not the exercise, exchange or conversion of any other similar securities), EIS shall have the right, in its sole discretion, rather than acquiring such securities from the Company, to exchange such number of securities as are necessary to bring its holdings to below 19.9% of the voting securities of the Company, for non-voting, no liquidation preference equity securities of the Company (which shall be reasonably satisfactory to the Company and EIS), which equity securities shall be entitled to all of the other

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

rights and benefits of the Common Stock. In the event that EIS shall undertake to exercise such right, EIS shall retain the additional right to exchange such new class of equity security for Common Stock, in its discretion.

                  (d) Use of Proceeds. The Company shall use the proceeds of the sale of the Series B Preferred Stock solely for the purpose of meeting its capitalization and funding requirements to Newco, as described in the Newco Subscription and Stockholder Agreement dated as of the date hereof.

                  (e) Further Assurances. From and after the date hereof, each of the parties hereto agrees to do or cause to be done such further acts and things and deliver or cause to be delivered to each other such additional assignments, agreements, powers and instruments, as each may reasonably require or deem advisable to carry into effect the purposes of the Transaction Documents or to better to assure and confirm unto each other their respective rights, powers and remedies hereunder and thereunder.

                  SECTION 5. Entire Agreement. This Agreement and the other Transaction Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto; provided, that Section 4 of the letter agreement dated December 31, 1997 (the "Letter Agreement") between Elan Corporation, plc, an Irish limited company and EIS, on the one hand, and the Company, on the other hand, shall survive the execution and delivery hereof and be subject to the provisions of Section 6 hereof..

                  SECTION 6. Survival and Indemnification. (a) Survival Period. The representations and warranties of the Company contained herein shall survive for a period of three years after the date hereof.

                  (b) Indemnification. In addition to all rights and remedies available to the parties hereunder at law or in equity, the Company and Newco (each in such capacity, an "Indemnifying Party") shall indemnify EIS, and its respective affiliates, and EIS' and its respective affiliates' stockholders, officers, directors, employees, agents, representatives, successors and assigns (collectively, the "Indemnified Person"), and save and hold EIS harmless from and against and pay on behalf of or reimburse each such Indemnified Person, as and when incurred, for any and all loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, tax, penalty, fine or expense, whether or not arising out of any claims by or on behalf of such Indemnified Person or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), that any such Indemnified Person may suffer, sustain incur or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

                           (i) any misrepresentation or breach of warranty on the part of the Indemnifying Party under Section 2 of this Agreement or
         Section 4 of the Letter Agreement; or

                           (ii) any nonfulfillment, default or breach of any covenant or agreement on the part of the Indemnifying Party under
         Section 4 of this Agreement.

                  (c) Maximum Recovery. The maximum recovery of EIS under this
Section 6 shall not exceed [****]. No Indemnified Party shall assert any such claim unless Losses in respect thereof incurred by any Indemnified Party, when aggregated with all previous Losses hereunder, equal or exceed [****], and the obligation of the Indemnifying Party to indemnify shall not apply to the first [****] of losses to the Indemnified Person.

                  (d) Exception. Notwithstanding the foregoing, and subject to the following sentence, upon judicial determination that is final and no longer appealable, that the act or omission giving rise to the indemnification set forth above resulted primarily out of or was based primarily upon the Indemnified Person's negligence (unless such Indemnified Person's negligence was based upon the Indemnified Person's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Indemnifying Party herein), the Indemnifying Party shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Indemnifying Party shall be entitled to recover from the Indemnified Person all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses (including reasonable attorneys fees) of the Indemnifying Party reasonably incurred in connection with the Indemnified Party's claim for indemnity, together with interest at the rate per annum publicly announced by Morgan Guaranty Trust Company as its prime rate from the time of payment of such amounts to the Indemnified Person until repayment to the Indemnifying Party.

                  (e) Investigation. All indemnification rights hereunder shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby to the extent provided in Section 6(b) above, irrespective of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Indemnified Person or the acceptance of any certificate or opinion.

                  (f) Contribution. If the indemnity provided for the this
Section 6 shall be, in whole or in part, unavailable to any Indemnified Person, due to Section 6(b) being declared unenforceable by a court of competent jurisdiction based upon reasons of public policy, so that Section 6(b) shall be insufficient to hold each such Indemnified Person harmless from Losses which would otherwise be indemnified hereunder, then the Indemnifying Party and the Indemnified Person shall each contribute to the amount paid or payable for such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Person on the other, but also the relative fault of the Indemnifying Party and be in addition to any liability that the Indemnifying Party may otherwise have. Subject to Section 6(h) hereunder, the indemnity, contribution and expense reimbursement obligations that the Indemnifying Party has under this Section 6 shall survive the expiration of the Transaction Documents. The parties hereto further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the

**** REPRESENTS MATERIAL REACTED PURSUANT TO A REQUEST
FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 UNDER
THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.








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


Indemnified Person is a formal part to any such lawsuit, claims or other proceedings.

                  (g) Limitation. No claim shall be brought by an Indemnified Person in respect of any misrepresentation or breach of warranty under this Agreement after three years from and after the date hereof unless written notice thereof shall have been provided prior to such three-year period, in which case such surviving claims shall be limited to those in such notice; and any claim for nonfulfillment, default or breach of any covenant shall be brought within one year of the date of that such Indemnified Person became aware or should have become aware of the nonfulfillment, default or breach, unless written notice thereof shall have been provided prior to such one-year period, in which case such surviving claims shall be limited to those in such notice. Except as set forth in the previous sentence and in Section 6(c) above, this Section 6 is not intended to limit the rights or remedies otherwise available to any party hereto with respect to this Agreement or the Transaction Documents.

                  SECTION 7. Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified airmail, return receipt requested and postage prepaid, or by facsimile transmission, addressed as follows:

                           (i) if to the Company, to:

                           Endorex Corp.
                           900 North Shore Drive
                           Lake Bluff, Illinois  60044
                           Facsimile: 847-604-8570
                           Attention: Michael S. Rosen

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, New York  10019
                           Facsimile: (212) 586-7878
                           Attn: Richard R. Plumridge, Esq.

                           (ii) if to EIS, to:

                           Elan International Services, Ltd.
                           102 St. James Court
                           Flatts Smiths SL04
                           Bermuda
                           Facsimile: (441) 292-2224
                           Attention: President




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



                           with a copy to:

                           Brock Fensterstock Silverstein & McAuliffe LLC Citicorp Center
                           153 East 53rd Street
                           New York, New York 10022
                           Facsimile: (212) 371-5500
                           Attention: David Robbins

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 7. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery or facsimile transmission, on the date of such delivery, (ii) in the case of nationally-recognized overnight courier, on the second business day after the date when sent and (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted. Notice hereunder may be given on behalf of the parties by their respective attorneys.

                  SECTION 8. Amendments. This Agreement may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

                  SECTION 9. Counterparts and Facsimile. The Transaction Documents may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement. Each of the Transaction Documents may be signed and delivered to the other party by facsimile transmission; such transmission shall be deemed a valid signature.

                  SECTION 10. Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement.

                  SECTION 11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

                  SECTION 12. Expenses. Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby and by the other Transaction Documents.

                  SECTION 13. Public Releases; Etc. The parties shall reasonably agree in writing upon the contents of any press release or releases and other public disclosure in respect of the transactions contemplated hereby, and no such press release or disclosure shall be made except as so agreed, except as may otherwise be required by applicable law or judicial or administrative






                                       13
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process or pursuant to arrangements with financial, accounting or legal avisors.

                  SECTION 14. Schedules, etc. All statements contained in any exhibit or schedule delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement and shall be deemed representations and warranties hereunder.

                  SECTION 15. Assignments. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement, the other Transaction Documents, and the Securities may be transferred by EIS to affiliates and subsidiaries without restriction; provided, however, that EIS shall remain liable for its obligations hereunder after any such assignment.




                  IN WITNESS WHEREOF, each of the undersigned has duly executed this Securities Purchase Agreement as of the date first written above.


                                  ENDOREX CORP.




                                  By:/s/ Michael S. Rosen
                                     -------------------------------------
                                     Michael S. Rosen
                                     President and Chief Executive Officer

                                  ELAN INTERNATIONAL SERVICES, LTD.



                                  By:/s/ Kevin Insley
                                     -------------------------------------
                                     Name: Kevin Insley
                                     Title: President & CEO









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